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                                                                   EXHIBIT 10.2
















                               ASSET PURCHASE AGREEMENT

                                    BY AND BETWEEN

                          VISTA MEDICAL TECHNOLOGIES, INC.,

                                         AND

                             PROMEDICA DISTRIBUTION, INC.



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                                  TABLE OF CONTENTS


                                                                            Page
                                                                            ----

1.  PURCHASE AND CONSIDERATION..............................................  1
    1.1  Purchase and Sale..................................................  1
    1.2  Assets Not to be transferred.......................................  2
    1.3  Non-Assignment of Certain Assets...................................  2
    1.4  Assumption of Liabilities..........................................  2
    1.5  Consideration......................................................  3
    1.6  Restrictions on Resale.............................................  3
    1.7  Instruments of Transfer............................................  3
    1.8  Sales Taxes........................................................  3

2.  CLOSING.................................................................  3
    2.1  The Closing........................................................  3
    2.2  Actions at the Closing.............................................  3

3.  REPRESENTATIONS AND WARRANTIES OF SELLER................................  4
    3.1  Organization.......................................................  4
    3.2  Authority..........................................................  4
    3.3  Effect of Agreement................................................  4
    3.4  Title to Assets....................................................  5
    3.5  Agreements.........................................................  5
    3.6  Accounts Receivable................................................  5
    3.7  Litigation.........................................................  5
    3.8  Compliance with Laws...............................................  5
    3.9  Customer Lists.....................................................  5
    3.10 Inventory..........................................................  5
    3.11 Brokers or Finders.................................................  5
    3.12 Third Party Consents...............................................  6
    3.13 Representations Complete...........................................  6

4.  REPRESENTATIONS AND WARRANTIES OF PURCHASER.............................  6
    4.1  Organization.......................................................  6
    4.2  Authority..........................................................  6
    4.3  Inventory..........................................................  6
    4.4  Business Plan......................................................  6
    4.5  Brokers or Finders.................................................  7

5.  COVENANTS OF SELLER.....................................................  7
    5.1  Access; Retention of Records.......................................  7
    5.2  Compliance with Legal Requirements.................................  7
    5.3  Effectiveness of Transaction.......................................  7



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    5.4  State Tax Certificate..............................................  7
    5.5  Tax Returns........................................................  7

6.  COVENANTS OF PURCHASER..................................................  8
    6.1  Compliance with Legal Requirements.................................  8

7.  ADDITIONAL AGREEMENTS...................................................  8
    7.1  Bulk Sales.........................................................  8
    7.2  State Tax Certificate..............................................  8
    7.3  Expenses...........................................................  8
    7.4  Public Disclosure..................................................  8
    7.5  Additional Documents and Further Assurance.........................  8
    7.6  Tax-Free Reorganization............................................  8
    7.7  Collection of Accounts Receivable.................................. 11

8.  INDEMNIFICATION......................................................... 11
    8.1  Indemnification.................................................... 11
    8.2  Non-Exclusivity of Remedy.......................................... 12
    8.3  Survival........................................................... 12

9.  MISCELLANEOUS PROVISIONS................................................ 12
    9.1  Assignment, Successors and Assigns................................. 12
    9.2  Notices............................................................ 13
    9.3  Alterations and Waivers............................................ 13
    9.4  Governing Law; Validity, Forum, Laws and Construction.............. 13
    9.5  Severability....................................................... 13
    9.6  No Third-Party Beneficiaries....................................... 14
    9.7  Integration and Entire Agreement................................... 14
    9.8  Counterpart and Headings........................................... 14
    9.9  Specific Performance............................................... 14
    9.10 Advice of Legal Counsel............................................ 14

Exhibit A          Investors' Rights Agreement



                                         -ii-

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                               ASSET PURCHASE AGREEMENT


    ASSET PURCHASE AGREEMENT (the "Agreement") is dated as of July 26, 1996, by and between Vista Medical Technologies, Inc., a California corporation (the "Purchaser"), ProMedica Distribution, Inc., a California corporation (the "Seller") and, solely for purposes of Sections 7.6 and 7.7 of this Agreement, Ellen Palo and Judie Vivian, the shareholders of Seller (individually, a "Shareholder" and collectively, the "Shareholders").

                                      RECITALS:

    A. Seller is engaged in the distribution of certain cardiovascular products.

    B. Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser, on the terms and subject to the conditions of this Agreement, certain of the assets of Seller as set forth hereunder.

    C. Seller and Purchaser intend that the transactions contemplated hereby be a "reorganization" as defined by Section 358(a)(1)(C) of the Internal Revenue Code of 1986, as amended (the "Code").

    NOW, THEREFORE, in consideration of the representations, agreements herein contained, the parties agree as follows:

1.  PURCHASE AND CONSIDERATION.

    1.1 PURCHASE AND SALE. Subject to the terms and conditions of this Agreement, Seller agrees to transfer, convey, assign and deliver to Purchaser on the Closing Date (as hereinafter defined), and Purchaser agrees to buy from Seller, free and clear of all encumbrances (except as permitted under this Agreement), all the assets and properties, tangible and intangible, real, personal or mixed, owned or leased by Seller, of and pertaining to or used by Seller, wherever located, whether known or unknown, and whether or not on the books and records of Seller (the "Assets"), including by way of example but not of limitation the following:

         1.1.1 all of Seller's right, title and interest under (a) (i) that certain Distribution Agreement between Seller and Peters, a French corporation, dated November 10, 1992 and (ii) that certain U.S.A. Distribution Agreement between Seller and Delacroix-Chevalier, Inc. dated September 1, 1991 (collectively, the "Distribution Agreements") and (b) (i) those certain sales representative agreements pursuant to which the Inventory (as defined below) has been sold in the past and (ii) that certain Sales Management Consultant Agreement between Seller and Nancy More dated April 1, 1993 (collectively, the "Sales Agreements");

         1.1.2 all inventories, parts, supplies and products, and all of Seller's rights to market, license and sell all products marketed, licensed or sold by Seller under the Distribution Agreements, including, without limitation, the Seller's rights as sole agent under the United States Food and Drug Administration clearance to market such products in the United States (the "Inventory");

         1.1.3 all of Seller's claims against any parties relating to items included in the Assets, including, without limitation, unliquidated rights under manufacturer's and vendors' warranties or guarantees, but only to the extent such claims do not relate to any liabilities retained by Seller and not assumed by Purchaser;

         1.1.4 all of Seller's transferable books and records, including, without limitation, all customer and supplier lists, all advertising materials and marketing plans, and manuals and other materials of Seller used in employee and management training with respect to the Distribution Agreements or the Sales Agreements; and

         1.1.5     accounts receivable in the amount of $84,017.

    1.2 ASSETS NOT TO BE TRANSFERRED. Seller shall retain and Purchaser shall not acquire any other assets or properties of Seller (the "Excluded Assets").

    1.3 NON-ASSIGNMENT OF CERTAIN ASSETS. Notwithstanding anything to the contrary in this Agreement, to the extent that the assignment hereunder of any of the Assets requires the consent of any other party (or in the event that any of the same shall be nonassignable), neither this Agreement nor any action taken pursuant to its provisions shall constitute an assignment or an agreement to assign if such assignment or attempted assignment would constitute a breach thereof or result in the loss or diminution thereof; provided, however, that in each such case, Seller shall use its best efforts to obtain the consent of such other party to an assignment to Purchaser. If such consent is not obtained by the Closing Date, Seller shall cooperate with Purchaser in any arrangement designed for Purchaser to perform Seller's obligations with respect to such Asset after the Closing Date and for Purchaser to receive the benefits under any such Asset after the Closing Date.

    1.4 ASSUMPTION OF LIABILITIES. Subject to the terms and conditions contained herein, on the Closing Date, Purchaser shall assume and agree thereafter to pay, perform and discharge all liabilities and obligations of Seller (a) under the Distribution Agreements and the Sales Agreements arising from activities undertaken by Purchaser thereunder following the Closing and (b) Seller's trade payables existing as of the date hereof in the maximum amount of $84,017 (collectively, the "Assumed Liabilities"). Except for the Assumed Liabilities, Purchaser shall not assume or have any responsibility for any other liability, obligation or commitment of any nature, whether now or hereafter existing, of Seller, and Seller shall pay all such liabilities, obligations or commitments which are not Assumed Liabilities, including, without limitation, liabilities or obligations arising out of inventory on Purchaser's books at Closing or liabilities and obligations for payments to sales representatives pursuant to the Sales Agreements or otherwise for sales made prior to

                                         -2-


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Closing.  Purchaser's assumption of such liabilities and obligations of Seller is intended to inure solely to the benefit of Seller, and notwithstanding anything herein to the contrary, such assumption is not intended and shall not be construed to give any third parties any greater or additional benefits than they would have but for Purchaser's said assumption.

    1.5 CONSIDERATION. Purchaser shall pay the purchase price (the "Purchase Price") to Seller as follows: (a) the issuance of Forty-Six Thousand (46,000) shares of Purchaser's Series B Preferred Stock (the "Shares"); and (b) the assumption of those obligations and liabilities of Sellers to be assumed by Purchaser pursuant to Section 1.4 hereof.

    1.6 RESTRICTIONS ON RESALE. The Shares will be subject to the following restrictions against transfer by Seller and any persons receiving them upon liquidation of Seller: (a) any restrictions imposed by applicable federal and state securities laws; and (b) certificates representing the Shares will bear legends describing the applicable restrictions on transferability referred to in this Section 1.6, including the following legend:

    "The securities represented by this certificate are subject to the terms and conditions of an Asset Purchase Agreement, dated as of July 26, 1996, which includes certain restrictions on the sale of the securities. Copies of the agreement may be obtained upon written request to the Secretary of Vista Medical Technologies, Inc.."

    1.7 INSTRUMENTS OF TRANSFER. The sale, assignment, transfer, conveyance and delivery of the Assets shall be made by such bills of sale and other recordable instruments of assignment, transfer and conveyance as Purchaser shall reasonably request.

    1.8 SALES TAXES. Seller shall pay and promptly discharge when due the entire amount of any and all sales and use tax ("Sales Tax") imposed or levied by reason of the sale of the Assets to Purchaser. The parties shall cooperate with each other to the extent reasonably requested and legally permitted to minimize any such Sales Tax.

2.  CLOSING.

    2.1 THE CLOSING. The transactions contemplated by this Agreement shall be consummated (the "Closing") at the offices of Brobeck, Phleger & Harrison LLP, 550 West C Street, Suite 1200, San Diego, California 92101, at 10:00 a.m., local time, on July 26, 1996, or on such other date as the parties shall mutually agree (the "Closing Date").

    2.2 ACTIONS AT THE CLOSING. At the Closing (or at such later date as Seller and Purchaser agree): (a) Purchaser shall provide to Seller (or Seller's designees) a stock certificate(s) in the name of the Seller (or its designees) representing the Shares; (b) Purchaser and Seller (or its designees) shall have executed and delivered the Amended and Restated Investors' Rights Agreement (the "Rights Agreement") substantially in the form of EXHIBIT A hereto; and (c) Seller will deliver to the Purchaser all bills of sale, endorsements, assignments and other instruments as Purchaser shall reasonably request or as necessary or appropriate to sell, convey, assign, transfer and deliver to Purchaser good title, free and clear of all liens or encumbrances to all the Assets (except as otherwise disclosed in this Agreement or any schedule or exhibit hereto) and to evidence the due execution, delivery and performance of the Agreement and satisfaction of the conditions to the obligations of the Purchaser hereunder.

3. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Purchaser as follows:

    3.1 ORGANIZATION. Seller is a corporation duly organized and validly existing under the laws of the State of California. Seller has all requisite corporate power and authority to, and is entitled to, carry on its business as now conducted and to own or lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated. Seller is qualified to do business in all foreign jurisdictions in which it is required to be so qualified, except where the failure so to be qualified would not have a material adverse effect on the business or assets of Seller.

    3.2 AUTHORITY. Seller has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Seller. The execution, delivery and performance of this Agreement by Seller has been approved in accordance with the corporate laws of the State of California by the holders of all of Seller's outstanding capital stock. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation, enforceable in accordance with its terms, of Seller.

    3.3 EFFECT OF AGREEMENT. The execution and delivery this Agreement by Seller does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, result in a breach of, constitute a default (with or without notice or lapse of time, or both) under or violation of, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of the Articles of Incorporation or Bylaws of Seller, any law or regulation of any governmental authority, foreign or domestic, or any provision of any agreement, instrument, understanding, order, judgment or decree to which Seller is a party or by which Seller or any of its properties or assets is bound or affected, nor will it give to any other person or entity any interests or rights of any kind, including rights of termination, acceleration, or cancellation, in or with respect to any of the Assets, respectively. No consent of any person not a party to this Agreement and no consent of any governmental authority is required to be obtained on the part of Seller to permit the consummation of the transactions contemplated by this Agreement (including without limitation the transfer to Purchaser of all right, title and interest in and to the Assets, free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions or restrictions of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise).
                                         -4-


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    3.4  TITLE TO ASSETS.  Seller has good and marketable title to all of the
Assets, all of the Assets are free and clear of restrictions on or conditions to transfer or assignment, and at the closing, Seller will sell, convey, assign, transfer and deliver to Purchaser good title to all of the Assets, free and clear of any mortgages, liens, pledges, encumbrances, claims, conditions and restrictions of any nature whatsoever, direct or indirect, whether accrued, absolute, contingent or otherwise.

    3.5 AGREEMENTS. Seller has provided to Purchaser or its counsel copies of all Distribution Agreements and Sales Agreements. As to the best of Seller's knowledge, each of the other parties to such agreements or bound thereby has in all material respects performed all the obligations required to be performed by it to date thereunder. Seller does not know of, and Seller has not received notice of the intention of any party to terminate any such agreement. Each such agreement is valid, binding and enforceable in accordance with its terms (subject to any applicable bankruptcy, insolvency or similar laws affecting generally the enforcement of creditors' rights, and rules of law governing injunctive relief, specific performance and other equitable remedies) and is in full force and effect with no material default or dispute or basis therefor existing with respect to Seller's performance and, to the best of Seller's knowledge, other parties' performance thereunder.

    3.6 ACCOUNTS RECEIVABLE. All of the accounts receivable included in the Assets have arisen in the normal course of business, represent bona fide indebtedness incurred by the applicable account debtors in the stated amounts reflected on the books of Seller, subject to collection, and are subject, on the date hereof, to no prior assignment, lien, set off or security interest.

    3.7 LITIGATION. There is no action, suit, proceeding or investigation in progress or pending before any court or governmental agency, and there is no threat thereof against or relating to the Assets, nor, to the best of Seller's knowledge, is there any basis for any such claim, suit or other proceeding which might adversely affect the Assets.

    3.8 COMPLIANCE WITH LAWS. Seller has materially complied with, is not in material violation of, and has not received any notices of violation with respect to, any foreign, federal, state or local statute, law or regulation with respect to the Assets.

    3.9 CUSTOMER LISTS. Seller has provided to Purchaser a complete and correct description of its customer and mailing lists. Seller has the right to use, free and clear of any claims or rights of others, all of such customer and mailing lists.

    3.10 INVENTORY. The Inventory has a book value of at least Ninety Thousand Dollars ($90,000) at Closing.

    3.11 BROKERS OR FINDERS. Seller is not obligated, directly or indirectly, to any person for brokerage or finders' fees, agents' commissions or any similar charges in connection with this Agreement.

    3.12 THIRD PARTY CONSENTS. No third party consents are required for the assignment of any Distribution Agreements or any Sales Agreements hereunder. Purchaser acknowledges that the Sales Agreements generally are terminable without cause by giving not less than ninety (90) days' prior written notice.

    3.13 REPRESENTATIONS COMPLETE. None of the representations or warranties made by Seller herein, nor any statement made in any schedule or certificate furnished pursuant to this Agreement, when read in their entirety, contains or will contain any untrue statement of a material fact at the Closing Date, or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. There is no fact known to Seller or any of its management which adversely affects the ability of Seller to carry out the transactions contemplated by this Agreement.

4. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser represents and warrants to Seller as follows:

    4.1 ORGANIZATION. Purchaser is a corporation duly organized and validly existing under the laws of the State of California. Purchaser has all requisite corporate power and authority to, and is entitled to, carry on its business as now conducted and to own or lease its properties as and in the places where such business is now conducted and such properties are now owned, leased or operated.

    4.2 AUTHORITY. Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transactions contemplated hereby have been duly authorized by all requisite corporate action of Purchaser. This Agreement has been duly executed and delivered by and constitutes the valid and binding obligation, enforceable in accordance with its terms, of Purchaser.

    4.3 INVENTORY. Purchaser is acquiring the Inventory for resale in the ordinary course of business.

    4.4 BUSINESS PLAN. The Business Plan dated May 1996 previously delivered to Seller (the "Business Plan") was prepared in good faith by the Company and does not, to the best of the Company's knowledge after reasonable investigation, contain any untrue statement of a material fact nor does it omit to state a material fact necessary to make the statements therein not misleading, except that with respect to projections and expressions of opinion or predictions contained in the Business Plan, the Company represents only that such projections and expressions of opinion and predictions were made in good faith and that the Company believes there is a reasonable basis therefor.

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    4.5  BROKERS OR FINDERS.  Purchaser is not obligated directly or indirectly to any person for brokerage or finders' fee, agents' commissions or similar charges in connection with this Agreement.

5.  COVENANTS OF SELLER.  Seller covenants and agrees as follows:

    5.1 ACCESS; RETENTION OF RECORDS. Seller shall make immediately available to and allow Purchaser and its authorized agents and accountants access to Seller's records with respect to the Assets and cause Seller's employees to cooperate with Purchaser in an examination of the Assets.

    5.2 COMPLIANCE WITH LEGAL REQUIREMENTS. Seller will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Purchaser in connection with any such requirements. Seller will take all reasonable actions necessary to obtain (and will cooperate with Purchaser in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by Seller or by Purchaser in connection with the taking of any action contemplated by this Agreement.

    5.3 EFFECTIVENESS OF TRANSACTION. Subject to the terms and conditions of this Agreement, Seller shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary and/or proper or advisable under applicable laws and regulations to make effective the transactions contemplated by this Agreement. Seller will execute and deliver, or cause to be executed and delivered, such additional or further bills of sale, endorsements, assignments, consents and other instruments as Purchaser may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to put Purchaser in possession of the Assets acquired hereunder.

    5.4 STATE TAX CERTIFICATE. Within ten (10) business days of the date of this Agreement, Seller shall file or cause to be filed properly completed applications or other appropriate forms of request with California's State Board of Equalization to obtain a certificate of receipt of payment of all sales and use taxes as authorized in and pursuant to California Revenue and Taxation Code Sections 6811 through and including 6814 (the "Certificate of Sales Tax Payment").

    5.5 TAX RETURNS. Seller shall be responsible for and pay when due all of Seller's taxes attributable to or levied or imposed upon the Assets relating or pertaining to the period (or that portion of any period) ending on or prior to the Closing Date. Seller shall continue to timely file within the time period for filing, or any extension granted with respect thereto, all of Seller's tax returns required to be filed in connection with the Assets or Seller's business and any portion of any such tax returns connected therewith shall be true and correct and completed in accordance with applicable laws. If, however, any returns relate to Seller's taxes and to taxes payable by Purchaser, such returns, at Purchaser's discretion, shall be prepared and filed by Purchaser and taxes shown to be due thereon shall be paid by Seller and Purchaser in accordance with the terms of this Agreement. Seller shall timely provide to Purchaser all information, documents and signatures and consents necessary for Purchaser to properly prepare and file the returns described in the preceding sentence.

6.  COVENANTS OF PURCHASER.  Purchaser covenants and agrees as follows:

    6.1 COMPLIANCE WITH LEGAL REQUIREMENTS. Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to the transactions contemplated by this Agreement and will promptly cooperate with and furnish information to Seller in connection with any such requirements. Purchaser will take all reasonable actions necessary to obtain (and will cooperate with Seller in obtaining) any consent, approval, order or authorization of, or any registration, declaration or filing with, any governmental entity, domestic or foreign, or other person, required to be obtained or made by Purchaser or by Seller in connection with the taking of any action contemplated by this Agreement.

7.  ADDITIONAL AGREEMENTS.

    7.1 BULK SALES. Seller hereby indemnifies and holds Purchaser and its affiliates harmless from any liability arising under any applicable bulk sales or any similar laws and from any claims which may be revealed by compliance with such laws.

    7.2 STATE TAX CERTIFICATE. Seller hereby indemnifies and holds Purchaser and its affiliates harmless from any liability arising under any applicable sales and use tax laws and from any taxes or claims which may be due in order to comply with such laws.

    7.3 EXPENSES. Purchaser and Seller shall bear their respective expenses incident to this Agreement and the transactions contemplated hereby.

    7.4 PUBLIC DISCLOSURE. Unless otherwise required by law, any public disclosure of the subject matter of this Agreement by any party hereto shall be approved by all parties prior to release, provided that such approval shall not be unnecessarily withhold or delayed.

    7.5 ADDITIONAL DOCUMENTS AND FURTHER ASSURANCE. Each party hereto, at the request of another party hereto, shall execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of this Agreement and the transactions contemplated hereby.

    7.6 TAX-FREE REORGANIZATION. Purchaser and Seller intend that the transactions contemplated under this Agreement (the "Transactions") qualify as a tax-free reorganization within the meaning of Section 368(a)(1)(C) of the Code; PROVIDED, HOWEVER, that no party hereunder makes any representations or warranties that such Transactions so qualify. Purchase and Seller agree not to take a position on a Return or before any governmental authority that is inconsistent with the tax treatment described in this Section
7.6 unless required by a final and binding determination or resolution by a governmental authority with appropriate jurisdiction. In furtherance of the intent to qualify the Transactions as a tax-free reorganization, Purchaser represents and covenants to Seller and Seller represents and covenants to Purchaser as follows:

    (a)  Representations and Covenants of Purchaser:

         (i) Purchaser's principal reasons for participating in the Transactions are BONA FIDE business purposes not related to taxes.

         (ii) Purchaser has no plan or intention to reacquire from the Shareholders any Shares to be issued pursuant to the Transactions.

         (iii) Except for transfers described in Section 368(a)(2)(C) of the Code, Purchaser will not, directly or indirectly, sell or otherwise dispose of the assets acquired from Seller pursuant to a plan or intent existing at the time of the Transactions, except for (a) assets disposed of in the ordinary course of business, or (b) assets disposed of where the proceeds therefrom will be used in connection with the distribution and/or marketing of cardiovascular products, Seller's historic business activity.

    (b)  Representations and Covenants of Seller:

         (i) Pursuant to the terms of this Agreement, Purchaser will acquire substantially all of the assets of Seller. Specifically, at least ninety percent (90%) of the fair market value of the net assets and at least seventy percent (70%) of the fair market value of the gross assets held by Seller immediately prior to the Transactions will be acquired by Purchaser in the Transactions. For the purpose of determining the percentage of Seller's net and gross assets held by Seller immediately prior to the Transactions, the following assets will be treated as property held by Seller immediately prior to the Transactions: (a) assets disposed of by Seller prior to the Transactions and in contemplation thereof (including, without limitation, any asset disposed of by Seller, other than in the ordinary course of business, pursuant to a plan or intent existing during the period beginning with the commencement of negotiations (whether formal or informal) with Purchaser regarding the Transactions and ending at the closing of the Transactions (the "Pre-Exchange Period")); (b) assets used by Seller to pay expenses or liabilities incurred in connection with the Transactions; and (c) assets used to make distribution, redemption or other payments in respect of shares of Seller's stock or rights to acquire such stock (including payments treated as such for tax purposes) that are made in contemplation of the Transactions or that are related thereto.

         (ii) Other than in the ordinary course of business, Seller has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) (a) in contemplation of the Transactions or (b) during the Pre-Exchange Period.

         (iii) For purposes of Treasury Regulation Section 1.368-1(d), Seller operates or is deemed to operate at least one significant historic business line and/or owns or is deemed to own a significant portion of its historic business assets. Pursuant to the Transactions, Seller will transfer at least one significant historic business line and/or a significant portion of its historic business assets to Purchaser.

         (iv) Seller's principal reasons for participating in the Transactions are BONA FIDE business purposes not related to taxes.

         (v) Seller has no Knowledge of, and believes that there does not exist, any plan or intention on the part of shareholders (or any shareholder) of Seller to engage in a sale, exchange, transfer, distribution, pledge (other than pledges in connection with BONA FIDE loan transactions), disposition or any other transaction which would result in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of Shares to be received in the plan of liquidation pursuant to the Transactions that would reduce the ownership of all Seller shareholders of such Shares to a number of shares having an aggregate fair market value, as of the closing of the Transactions, of less than fifty percent (50%) of the aggregate fair market value, of Seller stock outstanding immediately prior to the consummation of the Transactions.

         (vi) Seller intends that no consideration be paid or received (directly or indirectly, actually or constructively) for the Assets being transferred to Purchaser other than shares of Purchaser voting stock.

         (vii) Seller will pay separately its own expenses relating to the Transactions.

         (viii) Seller has adopted a plan of complete liquidation pursuant to which Seller will liquidate and distribute the Shares received in the Transactions to the Shareholders as soon as reasonably possible after the Transactions and in no event later than twelve (12) months after the Transactions.

    (c)  Representations and Covenants of the Shareholders:

         (i) Each Shareholder does not have any plan or intention to engage in a sale, exchange, transfer, distribution, pledge (other than pledges in connection with BONA FIDE loan transactions), disposition or any other transaction which would result in a reduction in the risk of ownership or a direct or indirect disposition of the Shares to be received in the plan of liquidation pursuant to the Transactions that would reduce such Shareholder's ownership of such Shares to a number of shares having an aggregate fair market value, as of the closing of the Transactions, of less than seventy percent (70%) of the aggregate fair market value of Seller stock owned by the such Shareholder immediately prior to the consummation of the Transactions and each Shareholder has no knowledge of, and believes that there does not exist, any plan or intention on the part of shareholders (or any shareholder) of Seller to engage in a sale, exchange, transfer, distribution, pledge (other than pledges in connection with BONA FIDE loan transactions), disposition or any other transaction which would result in a reduction in the risk of ownership or a direct or indirect disposition (a "Sale") of Shares to be received in the plan of liquidation pursuant to the Transactions that would reduce the ownership of all Shareholders of such stock to a number of shares having an aggregate fair market value, as of the closing of the Transactions, of less than fifty percent (50%) of the aggregate fair market value, of Seller stock outstanding immediately prior to the consummation of the Transactions.

    7.7 COLLECTION OF ACCOUNTS RECEIVABLE. Each of the shareholders, jointly and severally, hereby guarantees that the accounts receivable included in the Assetes transferred hereunder shall be collected and paid to Purchaser within sixty (60) days of Closing.

8.  INDEMNIFICATION.

    8.1  INDEMNIFICATION.

         8.1.1 Seller agrees to indemnify and hold Purchaser and its affiliates harmless against all claims, losses, liabilities, damages, deficiencies, costs and expenses, including reasonable attorneys' fees and expenses of investigation (hereafter individually a "Loss" and collectively "Losses") incurred by Purchaser or any of its affiliates (a) as a result of any inaccuracy of a representation or breach of any warranty contained herein or in any schedule, exhibit or other document delivered pursuant hereto by Seller or any failure by Seller to perform or comply with any covenant contained herein or in any schedule, exhibit or other document delivered pursuant hereto, or resulting from or relating to any claim or action by any third party questioning the validity of or otherwise seeking to rescind the transfer hereunder by Seller to Purchaser of all right, title and interest in and to the Assets, (b) relating to or resulting from any liabilities, obligations or commitments of, and all claims against, Seller, or against or involving any of the Assets, arising from or based upon any condition, event or action existing on or occurring before the Closing Date, except to the extent specifically assumed by Purchaser as an Assumed Liability, and (c) the failure of the parties hereto to comply with (i) the "bulk sales" or "bulk transfer" laws or (ii) sales and use laws of any jurisdiction in connection with the transactions contemplated hereby.

         8.1.2 Purchaser agrees to indemnify and hold Seller harmless against all Losses incurred by Seller as a result of any inaccuracy of a representation or breach of any warranty, or any failure by Purchaser to perform or comply with any covenant, contained herein or in any other document delivered pursuant hereto or resulting from or relating to third party claims based on Purchaser's use or operation of the Assets following the Closing Date.

         8.1.3 Each party agrees to give the other written notice of any event or assertion of which it has knowledge concerning any liability as to which it may request indemnification hereunder. Each party will cooperate with the other in determining the validity of any such claim or assertion. In each case, the indemnifying party shall have the right to defend any such third-party suits, claims or proceedings with counsel satisfactory to the indemnified party. Each party agrees not to settle or compromise any such third-party suit, claim or proceeding without the prior written consent of the other, which consent shall not be unreasonably withheld. Upon obtaining knowledge of the institution of any action, proceeding or other event which could give rise to a claim of indemnity pursuant to this Section 8, the party seeking indemnification shall promptly give written notice to the other party(s) hereof. If such claim or demand relates to a claim or demand asserted by a third party, the indemnifying party shall have the right at its expense to employ counsel to defend such claim or demand and the indemnified party shall have the right, but not the obligation, to participate in the defense of any such claim or demand. So long as the indemnifying party is defending such claim or demand in good faith, the indemnified party will not settle such claim or demand without the indemnifying party's consent, which consent shall not be unreasonably withheld. The indemnified party shall make available to the indemnifying party all records and other materials reasonably required by it in contesting a claim or demand asserted by a third party against the indemnified party and shall cooperate in the defense thereof.

         8.1.4 The indemnification obligations of the respective parties under this Section 8 shall terminate on the first anniversary of the Closing Date, but shall not terminate as to any Loss (or a potential claim by an appropriate party) asserted in good faith prior to such date; PROVIDED, HOWEVER, any claim for indemnification with respect to any Tax related matter shall terminate upon the expiration of all applicable statutes of limitation.

    8.2 NON-EXCLUSIVITY OF REMEDY. The indemnification provisions contained in this Section 8 shall not be deemed to be the exclusive remedy or exclusive means to obtain relief, as the case may be, of any party hereto, and the provisions of this Section 8 shall not prejudice any other rights or remedies that may be available to any party at law, in equity or otherwise.

    8.3 SURVIVAL. Representations and warranties made hereunder in Sections 3 and 4 shall terminate on the first anniversary of the Closing Date, PROVIDED, that in the event a claim for indemnification pursuant to Section 8 hereof, or any other claim is asserted, based on a claim of misrepresentation or breach of warranty set forth in Sections 3 or 4 hereof prior to the first anniversary date of the Closing Date, such representations and warranties shall survive until the resolution of such claim.

9.  MISCELLANEOUS PROVISIONS.

    9.1 ASSIGNMENT, SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. Purchaser may assign its rights and obligations under this agreement to any party without the consent of Seller, provided that the assignee assumes Purchaser's liabilities and obligations under this Agreement. Except as set forth in this Agreement, Seller may not assign its rights and obligations hereunder.

    9.2 NOTICES. All notices which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be delivered personally or by registered or certified mail, postage prepaid, or sent by overnight delivery service as follows:

    If to Purchaser:    VISTA MEDICAL TECHNOLOGIES, INC.
                        5451 Avenida Encinas, Suite A
                        Carlsbad, CA 92008
                        Attention:     President

    with a copy to:     BROBECK, PHLEGER & HARRISON LLP
                        550 West C Street, Suite 1200
                        San Diego, CA 92101
                        Attn:     Craig S. Andrews, Esq.

    If to Seller:       PROMEDICA DISTRIBUTION, INC.
                        620 Newport Center Drive, Suite 575
                        Newport Beach, CA 92660
                        Attention:  Chief Executive Officer

Any of the addresses or addressees set forth above may be changed from time to time by written notice from the party requesting the change.

    Such notices and other communications shall for all purposes of this Agreement be treated as being effective immediately if delivered personally, or three (3) days after mailing by certified or registered mail, return receipt requested, first class postage prepaid, or on (1) day after deposit for delivery by an overnight delivery service.

    9.3 ALTERATIONS AND WAIVERS. The waiver, amendment or modification of any provision of this Agreement or any right, power or remedy hereunder, whether by agreement of the parties or by custom, course of dealing or trade practice, shall not be effective unless in writing and signed by the party against whom enforcement of such waiver, amendment or modification is sought. No failure or delay by either party in exercising any right, power or remedy with respect to any of the provisions of this Agreement shall operate as a waiver of such provisions with respect to such occurrences.

    9.4 GOVERNING LAW; VALIDITY, FORUM, LAWS AND CONSTRUCTION. This Agreement shall be construed, governed and enforced in accordance with the laws of the State of California.

    9.5 SEVERABILITY. In the event any provision of this Agreement or the application of any such provision shall be held to be prohibited or unenforceable in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability. The remaining provisions of this Agreement shall remain in full force and effect, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall use their best efforts to replace the provision that is contrary to law with a legal one approximating to the extent possible the original intent of the parties.

    9.6 NO THIRD-PARTY BENEFICIARIES. Nothing contained in this Agreement shall be construed to give any person other than Purchaser and Seller (or its designees under Section 2.2) any legal or equitable right, remedy or claim under or with respect to this Agreement.

    9.7 INTEGRATION AND ENTIRE AGREEMENT. This Agreement, the Exhibits, Schedules, the Non-Disclosure Agreement dated June 20, 1995 and other documents referred to herein set forth the entire understanding between the parties and supersede all previous and contemporaneous written or oral negotiations, commitments, understandings and agreements relating to the subject matter hereof and merge all prior and contemporaneous discussions between the parties. No party shall be bound by any definition, condition, representation, warranty, covenant or provision other than as contained herein.

    9.8 COUNTERPART AND HEADINGS. For the convenience of the parties, this Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument. All headings and captions are inserted for convenience of reference only and shall not affect meaning or interpretation.

    9.9 SPECIFIC PERFORMANCE. The parties hereto acknowledge that damages would be an inadequate remedy for any breach of the provisions of this Agreement and agree that the obligations of the parties hereunder shall be specifically enforceable.

    9.10 ADVICE OF LEGAL COUNSEL. Each party acknowledges and represents that, in executing this Agreement, it has had the opportunity to seek advice as to its legal rights from legal counsel and that the person signing on its behalf has read and understood all of the terms and provisions of this Agreement. Further, each party has reviewed this Agreement, which may not be construed against any party by reason of its preparation or word processing.



                  [Remainder of This Page Intentionally Left Blank]

    IN WITNESS WHEREOF, the parties have executed, or caused to have executed by an authorized officer, this Agreement on the date first above written.

PURCHASER:                        VISTA MEDICAL TECHNOLOGIES, INC.
                                  a California corporation


                                  By:/s/ John Lyon
                                     ------------------------------------
                                       John Lyon
                                       President


SELLER:                           PROMEDICA DISTRIBUTION, INC.
                                  a California corporation


                                  By:/s/ Ellen Palo
                                     ------------------------------------
                                       Ellen Palo
                                     ------------------------------------
                                       President


Solely with respect
to Sections 7.6 and 7.7
hereof
SHAREHOLDERS:                     /s/ Ellen Palo
                                     ------------------------------------
                                       Ellen Palo



                                  /s/ Judie Vivian
                                     ------------------------------------
                                       Judie Vivian






                     [SIGNATURE PAGE TO ASSET PURCHASE AGREEMENT]

                                      EXHIBIT A

                             INVESTORS' RIGHTS AGREEMENT

                           VISTA MEDICAL TECHNOLOGIES, INC.

                   AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                    July 12, 1996

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1.    RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS.................  1
    1.1  Restrictions on Transferability....................................  1
    1.2  Certain Definitions................................................  2
    1.3  Restrictive Legend(s)..............................................  3
    1.4  Notice of Proposed Transfers.......................................  3
    1.5  Demand Registration Rights.........................................  4
    1.6  Company Registration...............................................  6
    1.7  Form S-3 Registration Rights.......................................  7
    1.8  Expenses of Registration...........................................  8
    1.9  Registration Procedures............................................  8
    1.10 Indemnification....................................................  9
    1.11 Information by Holder.............................................. 11
    1.12 Rule 144 Reporting................................................. 11
    1.13 Transfer of Registration Rights.................................... 12
    1.14 Termination of Registration Rights................................. 12
    1.15 "Market Stand Off" Agreement....................................... 13

SECTION 2.    AFFIRMATIVE COVENANTS OF THE COMPANY AND SHAREHOLDERS......... 13
    2.1  Financial Information.............................................. 13
    2.2  Assignment of Rights to Financial Information...................... 14
    2.3  Inspection Rights.................................................. 14
    2.4  Attendance at Board Meetings....................................... 15
    2.5  Termination of Covenants........................................... 15
    2.6  Confidential Information, etc...................................... 15

SECTION 3.    RIGHTS OF FIRST REFUSAL....................................... 16
    3.1  Right of First Refusal on Company Issuances........................ 16

SECTION 4.    MISCELLANEOUS................................................. 17
    4.1  Governing Law...................................................... 17
    4.2  Successors and Assigns............................................. 17
    4.3  Entire Agreement................................................... 17
    4.4  Notice............................................................. 18
    4.5  Counterparts....................................................... 18
    4.6  Severability....................................................... 18
    4.7  Separability....................................................... 18
    4.8  Approval of Amendments and Waivers................................. 18
    4.9  Amendment of Prior Agreement....................................... 19

                           VISTA MEDICAL TECHNOLOGIES, INC.

                   AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT


    THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "AGREEMENT") is made as of the 12th day of July, 1996, by and between Vista Medical Technologies, Inc., a California corporation (the "Company"), and the Shareholders listed on Schedule A hereto, each of which is herein referred to as a "Shareholder."

                                       RECITALS

    WHEREAS, the Company and certain of the Shareholders (the "SERIES A SHAREHOLDERS") are parties to a certain Investors Rights Agreement dated as of July 27, 1995, as amended on September 15, 1995 (the "PRIOR AGREEMENT"), pursuant to which the Company has agreed to the extent possible to grant to the Series A Shareholders certain rights to cause the Company to register shares of Common Stock issuable to the Series A Shareholders upon conversion of the Company's Series A-1 Preferred Stock and Series A-3 Preferred Stock (the "SERIES A PREFERRED") in the event the Company grants such rights to other shareholders, and certain other matters as set forth therein;

    WHEREAS, the Company and certain of the Shareholders (the "SERIES B SHAREHOLDERS") are parties to the Series B Preferred Stock Purchase Agreement of even date herewith (the "SERIES B AGREEMENT"); and

    WHEREAS, in order to induce the Company to enter into the Series B
Agreement and to induce the Series B Shareholders to purchase shares of the Company's Series B Preferred Stock (the "SERIES B PREFERRED") pursuant to the Series B Agreement, the Shareholders and the Company hereby agree that this Agreement shall amend and restate the Prior Agreement so that this Agreement shall govern the obligations of the Company to register the resale of shares of Common Stock issuable to the Shareholders upon conversion of their shares of the Company's Series A Preferred and/or Series B Preferred, and certain other matters as set forth herein.

    NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

                                      SECTION 1.

         RESTRICTIONS ON TRANSFER; REGISTRATION RIGHTS

    1.1 RESTRICTIONS ON TRANSFERABILITY. Neither the Series A Preferred or the Series B Preferred nor the Registrable Securities (as defined below) shall be transferable except upon the conditions specified in this Agreement, which conditions are intended to insure compliance with the provisions of the Securities Act (as defined below), or upon such other terms as are in the opinion of counsel to the Company satisfactory to comply with the provisions of the Securities Act. Except for transfers made pursuant to Rule 144 of the Securities Act, the Shareholders will cause any proposed transferee of Series A Preferred, Series B Preferred or Registrable Securities held by any Shareholder to agree to take and hold such securities subject to the provisions and upon the conditions specified in this Agreement and it will be a condition precedent to the effectiveness of any such transfer that the Company shall have secured a written agreement in form and substance satisfactory to the Company to that effect, if so requested by the Company,

    1.2 CERTAIN DEFINITIONS. As used in this Agreement, the following terms shall have the following respective meanings:

    "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

    "FORM S-3" shall mean Form S-3 under the Securities Act (as defined below) as in effect on the date of this Agreement, or any substantially similar, equivalent or successor form under the Securities Act.

    "HOLDER" shall mean each holder of Registrable Securities.

    "REGISTRABLE SECURITIES" means (i) the Common Stock issuable or issued upon conversion of the Series A Preferred, (ii) the Common Stock issuable or issued upon conversion of the Series B Preferred and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this
Section 1 are not assigned.

    The terms "REGISTER," "REGISTERED" and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

    "REGISTRATION EXPENSES" shall mean all expenses incurred by the Company in complying with Sections 1.5, 1.6 and 1.7 hereof other than Selling Expenses, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of Company counsel, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of the Company which shall be paid in any event by the Company).

    "RESTRICTED SECURITIES" shall mean the securities of the Company required to bear the legend set forth in Section 1.3 hereof or a legend substantially similar thereto and all shares of Common Stock outstanding on the date of this Agreement.

    "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the applicable sale.

    1.3  RESTRICTIVE LEGEND(S).

    (a) Each certificate representing the shares of Series A Preferred, Series B Preferred and Registrable Securities shall (unless otherwise permitted by the provisions of Section 1.4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable California or other state securities laws):

    THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

    (b) Each certificate representing shares of Registrable Securities into which shares of the Series A Preferred and/or Series B Preferred are converted also shall be stamped or otherwise imprinted with any legend required by the Bylaws of the Company (in addition to any legend required under applicable California or other state securities laws).

    1.4 NOTICE OF PROPOSED TRANSFERS. The holder of each certificate representing the Restricted Securities, by acceptance thereof, agrees to comply in all respects with the provisions of this Section 1.4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel which shall be reasonably satisfactory to the Company addressed to the Company and reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a "no action" letter from the Commission, a copy of any holder's request (together with all supplements or amendments thereto) to which shall have been provided to the Company, at or prior to the time of first delivery to the Commission's staff, to the effect that the transfer of such securities without registration will not result in a recommendation by such staff that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company. Each certificate evidencing the Restricted Securities transferred as provided for above shall bear the appropriate restrictive legend set forth in Section 1.3 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Company or counsel for such holder, such legend is not required in order to establish compliance with any provisions of the Securities Act.

    Notwithstanding the provisions above, no such opinion of counsel or "no action letter" shall be necessary for a transfer by a Shareholder which is a partnership to a partner of such partnership or a retired partner of such partnership who retires after the date hereof, or to the estate of any such partner or retired partner ("PARTNERS"), if the transferee agrees in writing to be subject to the terms hereof to the same extent as if he were an original Shareholder hereunder.

    1.5  DEMAND REGISTRATION RIGHTS.

    (a) Commencing on July 12, 1999, if the Company shall receive a written request (specifying that it is being made pursuant to this Section 1.5) from the Holders of at least forty percent (40%) of the Registrable Securities that the Company file a registration statement or similar document under the Securities Act covering the registration of Registrable Securities the expected aggregate offering price to the public of which is at least $7,500,000, then the Company shall promptly notify all other Holders of such request and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within fifteen (15) days after receipt of such written notice, to be registered in accordance with this Section 1.5 to be registered under the Securities Act. The Holders making the written request pursuant to this Section 1.5 shall be referred to hereinafter as the "INITIATING HOLDERS".

    Notwithstanding the foregoing, (i) the Company shall not be obligated to effect a registration pursuant to this Section 1.5 during the period starting with the date one hundred twenty (120) days prior to the Company's estimated date of filing of, and ending on a date one hundred eighty (180) days following the effective date of, a registration statement pertaining to an underwritten public offering of the Company's securities, provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective and that the Company's estimate of the date of filing such registration statement is made in good faith; and (ii) if the Company shall furnish to such Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors it would be seriously detrimental to the Company or its shareholders for a registration statement to be filed in the near future, then the Company's obligation to use its best efforts to file a registration statement shall be deferred for a period not to exceed six (6) months; provided, however, that the Company shall not obtain such a deferral more than once in any 12-month period.

    The Company shall be obligated to effect not more than two (2) registrations pursuant to this Section 1.5 for which holders of Registrable Securities are the Initiating Holders.

    (b) If the Initiating Holders intend to distribute the Registrable Securities covered by their demand by means of an underwriting, they shall so advise the Company as part of their demand made pursuant to this Section 1.5, and the Company shall include such information in the notice referred to in
Section 1.5(a). In such event, the right of any Holder to registration pursuant to this Section 1.5 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein.

    The Company shall, together with all Holders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Company and reasonably satisfactory to a majority of interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.5, if the underwriter shall advise the Company in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, then the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among such Holders thereof in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

    If any Holder disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the underwriter and the Initiating Holders. The Registrable Securities so withdrawn shall also be withdrawn from registration. If by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section 1.5.

    If the underwriter has not limited the number of Registrable Securities to be underwritten, the Company may include securities for its own account (or for the account of other securityholders) in such registration if the underwriter so agrees and if the number of Registrable Securities that would otherwise have been included in such registration and underwriting will not thereby be limited.

    1.6  COMPANY REGISTRATION.

    (a) If, at any time or from time to time, the Company shall determine to register any of its securities, either for its own account or the account of a securityholder or holders exercising their respective demand registration rights, other than a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future or a registration on Form S-4 or similar forms which may be promulgated in the future relating solely to a Securities and Exchange Commission Rule 145 or similar transaction the Company will (i) promptly give to each Holder written notice thereof and (ii) include in such registration (and any related qualification under Blue Sky laws or other compliance), and in any underwriting involved therein, all Registrable Securities of such Holders as specified in a written request or requests made within fifteen (15) days after receipt of such written notice from the Company.

    (b) If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so indicate in the notice given pursuant to Section 1.6(a). In such event the right of any Holder to registration pursuant to this Section 1.6 shall be conditioned upon such Holder's agreeing to participate in such underwriting and to the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other Holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company or by other holders exercising any demand registration rights. Notwithstanding any other provision of this Section 1.6, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may exclude some or all Registrable Securities or other securities from such registration and underwriting (hereinafter an "UNDERWRITER CUTBACK"); provided, however, that if such underwriting relates to any registration statement other than a registration statement being filed with respect to the first registration statement filed by the Company covering an underwritten offering of any of its securities to the general public ("INITIAL PUBLIC OFFERING") in which no secondary shares are included, then (i) in no event shall the aggregate number of shares of Registrable Securities included in such underwriting be reduced below thirty (30%) of the total number of shares proposed to be included in such underwriting. In the event of an Underwriter Cutback, the Company shall so advise all Holders and the other holders distributing their securities through such underwriting, and the number of Registrable Securities and other securities that may be included in the registration and underwriting shall be allocated among all holders thereof (other than those holders who are exercising their demand registration rights) on the basis that the holders who are not Holders shall be cut back before any cutback of Holders. If the limitation determined by the underwriter requires an Underwriter Cutback, such Underwriter Cutback shall be in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by such Holders at the time of filing the registration statement. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the underwriter. Any securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

    1.7 FORM S-3 REGISTRATION RIGHTS. After the Initial Public Offering, the Company shall use its best efforts to qualify for registration on Form S-3, and to that end the Company shall use its best efforts to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), within twelve (12) months following the effective date of the first registration of any securities of the Company for an underwritten registered public offering. After the Company has qualified for the use of Form S-3, and subject to the provisions of Section 1. 14, each Holder shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject only to the following limitations:

    (a) The Company shall not be obligated to cause a registration on Form S-3 to become effective prior to one hundred eighty (180) days following the effective date of a Company initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

    (b) The Company shall not be required to effect a registration pursuant to this Section 1.7 unless the Holder or Holders requesting such a registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $500,000;

    (c) The Company shall not be required to effect a registration pursuant to this Section 1.7 if the Company shall furnish to the requesting Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company it would be seriously detrimental to the Company or its shareholders for the registration statement to be filed at the date filing would be required, in which case the Company shall have an additional period of not more than one hundred twenty (120) days within which to file such registration statement; provided however, that the Company shall not use this right more than once in any 12-month period;

    (d) The Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding one hundred twenty
(120) days from the effective date thereof;

    (e) The Company shall not be obligated to cause a registration on Form S-3 if in the prior six-month period the Company has caused a registration on Form S-3 to become effective; and

    (f) The Company shall be obligated to effect not more than two registrations per year pursuant to this Section 1.7 for which holders of Registrable Securities request such registration.

    The Company shall give notice to all Holders of the receipt of a request for registration pursuant to this Section 1.7 and shall use its best efforts to cause all Registrable Securities that such Holders have requested, within fifteen (15) days after receipt of such written notice, be registered in accordance with this Section 1.7 to be registered under the Securities Act. Subject to the foregoing, the Company will use its best efforts to effect promptly any registration pursuant to this
Section 1.7. The provisions of Section 1.5(b) shall apply to any registration effected pursuant to this Section 1.7

    1.8 EXPENSES OF REGISTRATION. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Sections 1.5, 1.6 and 1.7 (exclusive of Selling Expenses but inclusive of the reasonable fees and expenses of one special counsel to the selling Holders) shall be borne by the Company. Notwithstanding anything to the contrary herein, the Company shall not be required to pay for any expenses of any registration proceeding under Section 1.5 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to have been registered, unless such Holders agree to forfeit their right to a demand registration pursuant to Section 1.5 (in which event such right shall be forfeited by all Holders). In the absence of such an agreement to forfeit, the Holders of Registrable Securities to have been registered shall bear all such expenses pro rata on the basis of the Registrable Securities to have been registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, of which the Company had knowledge at the time of the request, then the Holders shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 1.5.

    1.9 REGISTRATION PROCEDURES. In the case of each registration, qualification or compliance effected by the Company pursuant to this Section 1, the Company will keep each Holder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense the Company will:

    (a) Keep such registration, qualification or compliance effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs;

    (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

    (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them;

    (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions;

    (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

    (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

    Notwithstanding any provision to the contrary in this Agreement, the Company shall not be required in connection with any registration pursuant to Sections 1.5, 1.6 or 1.7 to qualify shares in any state or jurisdiction which requires the Company to qualify to do business or to file a general consent to service of process.

    1.10 INDEMNIFICATION.

    (a) The Company will indemnify each Holder, each of its officers and directors and partners, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Section 1, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will promptly reimburse each such Holder, each of its officers and directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred (as and when incurred) in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein.

    (b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers and directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof) including any of the foregoing incurred in settlement of any litigation commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act applicable to the Company in connection with any such registration, qualification, or compliance, and will promptly reimburse the Company, such Holders, such directors, officer's, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred (as and when incurred) in connection with investigation, preparing or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by an instrument duty executed by such Holder and stated to be specifically for use therein, provided, however, that the obligations of each such Holder hereunder shall be limited to an amount equal to the proceeds to each such Holder of Registrable Securities sold as contemplated herein.

    (c) Each party entitled to indemnification under this Section 1.10 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at its own expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1 unless such failure resulted in actual detriment to the Indemnifying Party. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party a release from all liability in respect of such claim or litigation.

    (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

    (e) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1 and otherwise.

    1.11 INFORMATION BY HOLDER. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Section 1.

    1.12 RULE 144 REPORTING. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to:

    (a) Use its best efforts to make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

    (b) Use its best efforts to then file with the Commission in a timely manner all reports and other documents required of the Company under the Exchange Act at any time after it has become subject to such reporting requirements,

    (c) So long as a Shareholder owns any Restricted Securities, to furnish to the Shareholder forthwith upon request a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public) and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual report of the Company, and such other reports and documents of the Company as a Shareholder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Shareholder to sell any such securities without registration.

    1.13 TRANSFER OF REGISTRATION RIGHTS. The rights to cause the Company to register securities granted under Sections 1.5, 1.6 and 1.7 may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Holder," and the transferred shares shall be considered "Registrable Securities," for purposes of this Section 1, provided that (i) said transferee acquires (or, together with affiliates (as defined under the Securities Act) ("AFFILIATES") of said transferee, after the acquisition then beneficially owns) at least 250,000 shares of the Registrable Securities (including shares of Series A Preferred and Series B Preferred prior to conversion into Registrable Securities) and (ii) the Company is given written notice by such Holder at the time of or within a reasonable time (but not more than thirty (30) days) after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned, subject to said transferee's agreement to be bound by and comply with the provisions of this Section 1.

    1.14 TERMINATION OF REGISTRATION RIGHTS. The registration rights granted pursuant to this Section 1 shall terminate (i) upon the seventh anniversary of the effective date of the first registration statement filed by the Company covering the Initial Public Offering or (ii) if earlier, as to any individual Holder, at such time after the Company's Initial Public Offering as all Registrable Securities (including shares of Series A Preferred and Series B Preferred prior to conversion into Registrable Securities) held by such Holder can be sold within any three-month period without compliance with the registration requirements of the Securities Act pursuant to Rule 144 (including Rule 144(k)) promulgated thereunder.

    1.15 "MARKET STAND OFF" AGREEMENT. Each Holder hereby agrees that, during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except common stock included in such registration; PROVIDED, HOWEVER, that:

              (a) such agreement shall not exceed 180 days for the first such registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering;

              (b) such agreement shall not exceed 90 days for any subsequent registration statement of the Company which covers Common Stock (or other securities) to be sold on its behalf to the public in an underwritten offering; and

              (c) all executive officers and directors of the Company and all other persons with registration rights under this Agreement enter into similar agreements.

              In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a SEC Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future.

                                      SECTION 2.

                AFFIRMATIVE COVENANTS OF THE COMPANY AND SHAREHOLDERS

    2.1 FINANCIAL INFORMATION. Subject to Section 2.3, the Company will furnish the following reports to the Shareholders for so long as the Shareholders are holders of any Series A Preferred, Series B Preferred or Registrable Securities:

    (a) As soon as practicable after the end of each fiscal year, and in any event within 90 days thereafter, audited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and surplus and consolidated statements of changes in financial position of the Company and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by the Company;

    (b) Each month, an unaudited consolidated balance sheet of the Company and its subsidiaries, if any, and consolidated statements of income and consolidated statements of changes in financial condition of the Company and its subsidiaries for such period, all in reasonable detail and signed, subject to changes resulting from year-end audit adjustments, by the principal financial or accounting officer of the Company;

    (c) An annual operating budget for each coming year, delivered on or before January 1 of each year; and

    (d) Such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the investor may from time to time request, provided, however, that the Company shall not be obligated to provide information which it deems proprietary.

    2.2 ASSIGNMENT OF RIGHTS TO FINANCIAL INFORMATION. The rights granted pursuant to Section 2.1 may be assigned by the Shareholders (or by any permitted transferee of any such rights) so long as (i) the Company is given notice of any such assignment within a reasonable time after the date the same is effected,
(ii) the transferee shall have acquired (or, together with such transferee's Affiliates, after the acquisition shall then beneficially own) at least 250,000 shares of Registrable Securities (including shares Series A Preferred and Series B Preferred prior to conversion into Registrable Securities) in a private transaction and (iii) the transferee is not engaged in a business that is competitive with the Company.

    2.3  INSPECTION RIGHTS.

    (a) The Company will permit any Investor, so long as such Investor (or its representative) owns at least 200,000 Shares, or such number of shares of Common Stock issued upon conversion of 200,000 or more Shares, or any combination thereof (as presently constituted and subject to subsequent adjustment for stock splits, stock dividends, reverse stock splits, recapitalizations and the like) (a "SIGNIFICANT HOLDER") (or a representative of any Significant Holder) to visit and inspect any of the properties of the Company, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with the Company's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

    (b) The provisions of Section 2.2 and this Section 2.3 shall not be in limitation of any rights which any Holder or Significant Holder may have with respect to the books and records of the Company and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

    2.4 ATTENDANCE AT BOARD MEETINGS. So long as Kaiser Aerospace & Electronics ("Kaiser") owns at least an aggregate of 1,000,000 shares of Series A Preferred, and so long as Kaiser does not have a representative on the Board of Directors of the Company, Kaiser shall receive from the Company notices of all meetings of the Board of Directors, including without limitation telephonic meetings, and Kaiser shall receive, with such limitations provided herein, any materials distributed for such meeting, and may send one representative to such meetings, PROVIDED, HOWEVER, that the Company may require as a condition precedent that such representative proposing to attend any meeting of the Board of Directors shall agree to hold in confidence and trust and to act in a fiduciary manner with respect to all information so received during such meetings and may require that such representative sign a confidentiality agreement with the Company; and, PROVIDED, FURTHER, that the Company reserves the right not to provide information and to exclude such representative from any meeting or portion thereof if attendance at such meeting by such representative or dissemination of any information at such meeting to such representative would, in the good faith judgment of the Board of Directors, result in disclosure of trade secrets to such representative, would compromise or adversely affect the attorney-client privilege between the Company and its counsel, or would, in the good faith judgment of the Board of Directors, result in a conflict of interest situation. If such representative in his or her good faith judgment believes that an item to be discussed by the Board of Directors would result in any conflict of interest, such representative shall promptly bring such conflict to the attention of the Chairman of the Board. In no event shall any provision of this paragraph waive any obligation of confidentiality to the Company owed by any such representative or Kaiser.

    2.5  TERMINATION OF COVENANTS.  The covenants set forth in Section 2.1,
Section 2.3 and Section 2.4 shall terminate and be of no further force or effect after the closing date of the Initial Public Offering.

    2.6 CONFIDENTIAL INFORMATION, ETC. Each Shareholder agrees that all information received by it pursuant to this Section 2, and any other information relating to the Company's technology, processes or formulas that is disclosed by the Company to any Shareholder in writing and is marked "Confidential," shall be considered confidential information. Each Shareholder further agrees that it shall hold all such confidential information in confidence and shall not disclose any such confidential information to any third party other than its counsel or accountants nor shall such Shareholder use such confidential information for any purpose other than evaluation of such Shareholder's investment in the Company; provided, however, that the foregoing obligation to hold in confidence and not to disclose confidential information shall not apply to any such information that (a) was known to the public prior to disclosure by the Company, (b) becomes known to the public through no fault of such Shareholder, (c) is disclosed to such Shareholder on a non-confidential basis by a third party having a legal right to make such disclosure or (d) is independently developed by such Shareholder.

                                      SECTION 3.

                               RIGHTS OF FIRST REFUSAL

    3.1  RIGHT OF FIRST REFUSAL ON COMPANY ISSUANCES.

    (a) The Company hereby grants to each Shareholder the right of first refusal to purchase its Pro Rata Share (defined below) of all (or any part) of New Securities (defined below) that the Company may from time to time propose to sell and issue. Such Shareholder's "PRO RATA SHARE," for purposes of this
Section 3, is the ratio of the number of shares of Common Stock (assuming conversion of all shares of Series A Preferred and Series B Preferred) then held by such Shareholder to the total number of shares of Common Stock then outstanding (assuming conversion of all shares of Series A Preferred and Series B Preferred). This right of first refusal shall be subject to the following provisions:

    (b) "NEW SECURITIES" shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options, or warrants to purchase said

Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible into or exchangeable for said Common Stock or Preferred Stock; provided, however, that "NEW SECURITIES" does not include (i) securities issuable upon conversion of or with respect to Series A Preferred Stock, Series B Preferred Stock or any future series of preferred stock; (ii) shares of the Company's Common Stock (or related options) issued to officers, directors, employees of and/or consultants to the Company pursuant to plans or agreements as approved by the Company's Board of Directors; (iii) shares of the Company's Common Stock or Preferred Stock issued in connection with any stock split, stock dividend, or recapitalization by the Company; (iv) securities issued in connection with any equipment leasing, technology licensing, corporate partnering, strategic alliance, acquisition, merger, purchase of assets or similar transaction as approved by the Company's Board of Directors; and (v) shares of the Company's Common Stock issued or issuable as a result of any antidilution adjustment provided for in the Company's Articles of Incorporation as in effect at the time of such issuance.

    (c) In the event that the Company proposes to undertake an issuance of New Securities, it shall give each Shareholder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same. Each Shareholder shall have twenty (20) business days from the date of receipt of any such notice to agree to purchase some or all of his Pro Rata Share of such New Securities for the price and upon the general terms specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased. Each Shareholder shall have a right of over-allotment such that if any Shareholder fails to exercise his right hereunder to purchase his Pro Rata Share of New Securities, the other Shareholders may purchase the non-purchasing Shareholder's portion on a pro rata basis, within fifteen (15) business days from the date such non-purchasing Shareholder fails to exercise his right hereunder to purchase his Pro Rata Share of New Securities.

    (d) In the event that the Shareholders fail to exercise in full the right of first refusal within said twenty (20) plus fifteen (15) business day period, the Company shall have one hundred twenty (120) days thereafter to sell (or enter into an agreement pursuant to which the sale of New Securities covered thereby shall be closed, if at all, within one hundred twenty (120) days from the date of said agreement) the New Securities respecting which the Shareholders' rights were not exercised, at a price and upon general terms no more favorable to the purchasers thereof than specified in the Company's notice. In the event the Company has not sold the New Securities within said one hundred twenty (120) day period (or sold and issued New Securities in accordance with the foregoing within one hundred twenty (120) days from the date of said agreement), the Company shall not thereafter issue or sell any New Securities, without first offering such securities to the Shareholders in the manner provided above.

    (e) The right of first refusal granted under this Section 3. 1 shall not apply to and shall expire upon the closing of the Company's Initial Public Offering.

    (f) The rights granted pursuant to this Section 3.1 may be assigned by the Shareholders (or by any permitted transferee of any such rights) so long as (i) the Company is given notice of any such assignment within a reasonable time after the date the same is effected and (ii) the transferee shall have acquired (or, together with such transferee's Affiliates, after the acquisition shall then beneficially own) at least 250,000 shares of Registrable Securities (including shares of Series A Preferred and Series B Preferred prior to conversion into Registrable Securities) in a private transaction.

                                      SECTION 4.

                                    MISCELLANEOUS

    4.1 GOVERNING LAW. This Agreement shall be governed by the laws of the State of California as applicable to contracts entered into and performed entirely within the State of California by California residents.

    4.2 SUCCESSORS AND ASSIGNS. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

    4.3 ENTIRE AGREEMENT. This Agreement constitutes the full and entire understanding and agreement between the parties with regard to the subject matter hereof.

    4.4 NOTICES. ETC. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or by registered or certified mail, postage prepaid, or otherwise delivered by hand or by messenger, addressed (a) if to the Shareholders, to such Shareholders' addresses set forth on the Schedule of Shareholders or to such other address as such Shareholders shall have furnished to the Company in writing, (b) if to any other holder of Registrable Securities, at such address as such holder shall have furnished the Company in writing, or (c) if to the Company, to its address set forth above and addressed to the attention of the President or at such other addresses as the Company shall have furnished to the Shareholders. All notices and other communications pursuant to the provisions of this Section 4.4 shall be deemed delivered when mailed or sent by facsimile.

    4.5 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be enforceable against the party actually executing such counterpart, and which together shall constitute one instrument.

    4.6 SEVERABILITY. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

    4.7 SEPARABILITY. Any invalidity, illegality, or limitation of the enforceability with respect to any Shareholder of any one or more of the provisions of this Agreement, or any part thereof, whether arising by reason of the law of any such Shareholder's domicile or otherwise, shall in no way affect or impair the validity, legality, or enforceability of this Agreement with respect to other Shareholder.

    4.8 APPROVAL OF AMENDMENTS AND WAIVERS. Any term of this agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) with the written consent of (i) the Company and (ii) the holders of at least a majority of the then outstanding shares of Registrable Securities, excluding from the determination of such a majority in clause (ii) (both in determining the total number of such shares outstanding and the number of such shares consenting or not consenting) all shares previously disposed of by such holders pursuant to one or more registration statements under the Securities Act or pursuant to Rule 144. Any amendment, termination or waiver effected in accordance with this section shall be binding upon the Shareholders, each of their transferees and the Company. Each Shareholder acknowledges that by the operation of this Section the holders of a majority of the outstanding Registrable Securities as aforesaid may have the right and power to diminish or eliminate all rights of such Shareholders under this Agreement.

    4.9 AMENDMENT OF PRIOR AGREEMENT. This Agreement constitutes an amendment of the Prior Agreement and is cast in the form of an amendment and restatement solely for the ease of the parties hereto.






                  [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

    The foregoing Restated Investors' Rights Agreement is hereby executed as of the date first above written.

                                  THE COMPANY:

                                  VISTA MEDICAL TECHNOLOGIES, INC.


                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  5451 Avenida Encinas, Suite A
                                                 Carlsbad, CA  92008

                                  THE SHAREHOLDERS:

                                  FOSTER CITY PARTNERS


                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  950 Tower Lane, Ste. 800
                                            Foster City, CA  94404



                                  ONE LIBERTY FUND III, L.P.


                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  1 Liberty Square, 2nd Floor
                                            Boston, MA  02109



                                  GILDE INTERNATIONAL, B.V.


                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  1 Liberty Square, 2nd Floor
                                                 Boston, MA  02109

               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                                  B.U.N.P.


                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  c/o Community Technology Fund
                                            Boston University Ventures
                                            147 Bay State Road
                                            Boston, MA  02215



                                  DOMAIN PARTNERS III, L.P.

                                  By:  One Palmer Square Associates III, L.P.

                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  One Palmer Square, Ste. 515
                                            Princeton, NJ  08542


                                  BIOTECHNOLOGY INVESTMENTS
                                  LIMITED

                                  By:  Old Court Limited


                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  St. Julian's Court
                                            St. Peter Port
                                            Guernsey, Channel Islands


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                                  D.P. III ASSOCIATES, L.P.

                                  By:  One Palmer Square Associates III, L.P.

                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  One Palmer Square, Ste. 515
                                            Princeton, NJ  08542



                                  SBIC PARTNERS, L.P.

                                  By:  Forrest Binkley & Brown L.P.,
                                       General Partner

                                       By:  Forrest Binkley & Brown Venture
                                            Co.,
                                            General Partner

                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------


                                  By:  SL-SBIC Partners, L.P.,
                                       General Partner

                                       By:  FW-SBIC, Inc.,
                                            General Partner

                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------
                                  Address:  201 Main Street, Suite 2302
                                            Fort Worth, TX  76102





                                  KOICHIRO HIRO

                                       -------------------------------------


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                                  Address:  c/o Oktas
                                            134 Flanders Road
                                            Westborough, MA  01581



                                  DELAWARE CHARTER GUARANTEE &
                                  TRUST TTEE FBO NANCY M. BRIEFS


                                       -------------------------------------
                                  By:  Dick Blakely
                                       -------------------------------------
                                  Title:  Agent c/o Smith Barney
                                         -----------------------------------
                                  Address:  3000 Sand Hill Road 3-190
                                            Menlo Park, CA  94025

                                  With copy to:

                                            c/o Oktas
                                            134 Flanders Road
                                            Westborough, MA  01581


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                                  ALBERT STARR, M.D.


                                       -------------------------------------

                                  Address:
                                            --------------------------------




                                  NATIONAL CITY BANK AS CUSTODIAN CARDIAC
                                  SURGICAL FBO DR. WILLIAM F. NORTHRUP, IV



                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------

                                  Address:
                                            --------------------------------

                                            --------------------------------

                                            --------------------------------


                                  GUARANTEE & TRUST CO., TRUSTEE FBO GIACOMO A. DELARIA, M.D.



                                       -------------------------------------
                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------


                                  Address:

                                            --------------------------------

                                            --------------------------------

                                            --------------------------------


               [SIGNATURE PAGE TO RESTATED INVESTORS' RIGHTS AGREEMENT]

                                  MEREDITH L. SCOTT, M.D.


                                  ------------------------------------------

                                  Address:

                                            --------------------------------

                                            --------------------------------

                                            --------------------------------

                                  SELECTED MEDICAL ENTERPRISES

                                  ------------------------------------------
                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------

                                  Address:
                                            --------------------------------

                                            --------------------------------

                                            --------------------------------


                                  PROMEDICA INTERNATIONAL, INC.


                                  ------------------------------------------
                                  By:
                                       -------------------------------------
                                  Title:
                                         -----------------------------------

                                  Address:
                                            --------------------------------

                                            --------------------------------

                                            --------------------------------

                                      EXHIBIT A
                               SCHEDULE OF SHAREHOLDERS

    Shareholders
    ------------

    FOSTER CITY PARTNERS
    950 Tower Lane, Ste. 800
    Foster City, CA 94404
    Attention:     Dr.  H.J. Smead

    ONE LIBERTY FUND III
    1 Liberty Square, 2nd Floor
    Boston, MA 02109
    Attention:     Dan Holland

    GILDE INTERNATIONAL B.V.
    1 Liberty Square, 2nd Floor
    Boston, MA 02109
    Attention:     Dan Holland

    B. U. N. P.
    c/o Community Technology Fund
    Boston University Ventures
    147 Bay State Road
    Boston, MA 02215
    Attention:     John E. Bagalay, Jr.

    DOMAIN PARTNERS III, L.P.
    One Palmer Square.  Ste. 515
    Princeton.  NJ 08542
    Attention:     James C. Blair.  Ph.D.

    BIOTECHNOLOGY INVESTMENTS LIMITED
    St. Julian's Court
    St. Peter Pon
    Guernsey.  Channel Islands

    with copy to:

    c/o Domain Associates
    One Palmer Square, Ste. 515
    Princeton, NJ 08542
    Attention:     James C. Blair.  Ph.D.

    DP III ASSOCIATES, L.P.

    One Palmer Square, Ste. 515
    Princeton, NJ 08542
    Attention:     James C. Blair, Ph.D

    SBIC PARTNERS.  L.P.
    201 Main Street, Suite 2302
    Fort Worth, TX 76102
    Attention:     Nick Binkley

    KOICHIRO HORI
    c/o Oktas
    134 Flanders Road
    Westborough, MA 01581

    DELAWARE CHARTER GUARANTEE &
    TRUST TTEE FBO NANCY M. BRIEFS
    3000 Sand Hill Road 3-190
    Menlo Park, CA  94025
    Attention:  Dick Blakeley

    with copy to:

    c/o Oktas
    134 Flanders Road
    Westborough, MA  01581
    Attention:  Nancy Briefs

    PIONEER CAPITAL CORPORATION
    60 State Street
    Boston, MA  02109

    ACCEL III, L.P.
    1 Palmer Square, Ste. 515
    Princeton, NJ  08542

    ACCEL JAPAN, L.P.
    1 Palmer Square, Ste. 515
    Princeton, NJ  08542

    ACCEL '91
    1 Palmer Square, Ste. 515
    Princeton, NJ  08542

    OAK INVESTMENT PARTNERS V, L.P.
    1 Gorham Island

    Westport, CT  06880

    OAK V AFFILIATES FUND, L.P.
    1 Gorham Island
    Westport, CT  06880

    CRAIG ANDREWS
    3543 Garrison Street
    San Diego, CA 92106

    JOHN DENNISTON
    16338 Via del Alba
    Rancho Santa Fe, CA 92067

    FAYE HUNTER RUSSELL TRUST
    U/A DTD 7-11-88
    P. O. Box 1759
    La Jolla, CA 92038

    ALBERT STARR, M.D.
    9155 S. W. Barnes Road, Suite 240
    Portland, OR 97225

    NATIONAL CITY BANK AS CUSTODIAN
    CARDIAC SURGICAL FBO DR. WILLIAM F.
    NORTHRUP, IV
    651 Nicollet Mall, FAC-4
    Minneapolis, MN 55402

    GUARANTEE & TRUST CO., TRUSTEE
    FBO GIACOMO A. DELARIA, M.D.
    P. O. Box 9755
    Rancho Santa Fe, CA 92067

    MEREDITH L. SCOTT, M.D.
    1615 Barcelona Way
    Winter Park, FL 32789


    SELECTED MEDICAL ENTERPRISES
    1017 Mary Lan
    Lomira, WI 53048

    PROMEDICA INTERNATIONAL, INC.
    620 Newport Center Drive, #575
    Newport Beach, CA 92660